UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2019

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	COR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amended Term Loan Agreement and Amended and Restated Credit Agreement

As previously disclosed, on April 19, 2018, CoreSite, L.P. (the “Operating Partnership”), the operating partnership of CoreSite Realty Corporation (the “Company”), entered into a fourth amended and restated unsecured credit agreement (the “Credit Agreement”) with a group of lenders for which KeyBank National Association acts as the administrative agent. The Credit Agreement is guaranteed by the Company and certain subsidiaries of the Operating Partnership on a joint and several basis.

On November 8, 2019, the Credit Agreement was amended and restated (the “Amended and Restated Credit Agreement”) in order to, among other things, (i) extend the term of the $450 million revolving credit facility from April 2022 to November 2023, with a one-year extension option, and (ii) provide for a new $350.0 million term loan facility, which matures in April 2025. The exercise of the extension option under the revolving credit facility is subject to the payment of an extension fee equal to 10 basis points of the maximum facility amount and certain other customary conditions. The Amended and Restated Credit Agreement contains an accordion feature that allows the Operating Partnership to increase the total commitment by $550.0 million, to $1,500.0 million, under specified circumstances, with such increase being allocated to the revolving credit facility and/or the term loan facilities in such fashion as the Operating Partnership may designate. In addition to the new $350.0 million term loan facility, and after the use of proceeds therefrom, the Operating Partnership has $150.0 million of term loans outstanding under the Amended and Restated Credit Agreement, which are due in 2024.

The new $350.0 million term loan facility was borrowed in full at closing, and the net proceeds thereof are expected to be used to repay in full the Operating Partnership’s existing term loans due June 2020 and February 2021, to fund continued development across the Company’s portfolio and for general corporate purposes. KeyBanc Capital Markets, RBC Capital Markets, Regions Capital Markets, TD Securities (USA) LLC and Wells Fargo Securities served as joint lead arrangers and co-syndication agents for the revolving credit facility and KeyBanc Capital Markets, RBC Capital Markets, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities served as joint lead arrangers and co-syndication agents for the new term loan facility.

Under the Amended and Restated Credit Agreement, the Operating Partnership may elect to have borrowings bear interest at a rate per annum equal to (i) LIBOR plus 125 basis points to 185 basis points under the revolving credit facility, and 120 basis points to 180 basis points under the term loan facilities, or (ii) a base rate plus 25 basis points to 85 basis points under the revolving credit facility, and 20 basis points to 80 basis points under the term loan facilities, each depending on the Operating Partnership’s leverage ratio. The Operating Partnership elected to swap the variable interest rate associated with $175 million, or 50% of the principal amount of the new term loan facility, to a fixed rate of approximately 2.79%.

The Credit Agreement was also amended to, among other things, change certain restrictive covenants, including increases or decreases, as applicable, to a number of ratios and other figures in the Credit Agreement resulting in increased flexibility for the Operating Partnership.

As previously disclosed, the Operating Partnership is also party to an amended and restated unsecured term loan agreement, dated as of April 19, 2017, with Royal Bank of Canada, as administrative agent, and certain lenders party thereto from time to time (as amended on April 19, 2018, the “Term Loan Agreement”). On November 8, 2019, the Term Loan Agreement was amended (the “Term Loan Amendment”) in order to make certain changes to conform to the provisions of the Amended and Restated Credit Agreement, including as to interest rates and certain restrictive covenants. The amount outstanding under the Term Loan Agreement and its maturity date remain unchanged.

The foregoing descriptions of the Amended and Restated Credit Agreement and Term Loan Amendment are qualified in their entirety by reference to the full text of the Amended and Restated Credit Agreement and Term Loan Amendment attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01	Other Events.

On November 8, 2019, the Company issued a press release announcing the amendment and restatement of the Credit Agreement and the amendment of the Term Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	Fifth Amended and Restated Credit Agreement, among CoreSite, L.P., the subsidiary borrowers party thereto, KeyBank National Association, as administrative agent and a lender, the other lenders party thereto, KeyBanc Capital Markets, RBC Capital Markets, Regions Capital Markets, TD Securities (USA) LLC and Wells Fargo Securities, as revolving credit and term loan III joint lead arrangers and revolving credit and term loan III co-syndication agents, KeyBanc Capital Markets, RBC Capital Markets, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, as term loan IV joint lead arrangers and term loan IV co-syndication agents, dated as of November 8, 2019.
10.2	Second Amendment to Amended and Restated Term Loan Agreement, among CoreSite, L.P., as borrower, Royal Bank of Canada, as administrative agent, on behalf of itself and certain other lenders, the other lenders party thereto and the guarantors party thereto, dated as of November 8, 2019.
99.1	Press release, dated November 8, 2019.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2019

CORESITE REALTY CORPORATION

By:	/s/ Jeffrey S. Finnin
Name:	Jeffrey S. Finnin
Title:	Chief Financial Officer